Convertible Note Deed

Digital Turbine Australia Pty Ltd

ACN 163 117 253

And

Mandalay Digital Group Inc.

And

Zingo (Aust) Pty Ltd ACN 114 185 269

Level 12, 77 King Street Sydney NSW 2000 Australia Reference 1355962 Andrew Bristow © Copyright Herbert Geer Lawyers

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TABLE OF CONTENTS (continued)

Annexure A

Security Deed

Annexure B

Intercreditor Deed

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Details

Date of this Deed

Digital	Name	Digital Turbine Australia Pty Ltd ACN 163 117 253

Mandalay	Name	Mandalay Digital Group Inc.

Noteholder	Name	Zingo (Aust) Pty Ltd ACN 114 185 269

Recitals	A. Digital has agreed to issue the Note to Noteholder. The Note is convertible into Mandalay Shares as part consideration under the Share Purchase Agreement.
B. This Deed contains the terms and conditions that apply in respect of the issue of the Note and related matters.
C. Mandalay agrees to guarantee all payments by Digital under the terms of the Note and to issue Mandalay Shares in accordance with the terms of this Note.

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Operative terms

1.	DEFINED TERMS

1.1	Defined terms

In this Deed:

Authorisation means any approval, authorisation, consent, exemption, filing, licence, notarisation, registration or waiver, however described, and any renewal of or variation to any of them.

Business Day means:

(a)	for receiving a notice under Clause 5, a day that is not a Saturday, Sunday, public holiday or bank holiday in the place where the notice is received; and

(b)	for all other purposes, a day that is not a Saturday, Sunday, public holiday or bank holiday in Sydney, New South Wales, Australia.

Business Hours means from 9.00am to 5.00pm on a Business Day.

Commencement Date means the date on which this Deed is executed by the parties.

Conversion means the conversion of the Note into Mandalay Shares in accordance with this Deed and Convert and Converted have a corresponding meaning.

Conversion Date means the date that the Notes are Converted in accordance with this Deed.

Conversion Notice means a written notice signed by Noteholder delivered to Digital notifying Digital and Mandalay that Noteholder requires Conversion to occur in respect of the Note.

Conversion Price means USD $0.73 per Mandalay share (adjusted for any division or consolidation of capital, share split or other capital reorganisation that occurs after the date of this Deed and prior to the Conversion Date) converted to Australian dollars using the exchange rate applicable as at the date of conversion.

Controller has the meaning given in the Corporations Act.

Corporations Act means the Corporations Act 2001 (Cth).

Deed means this Convertible Note Deed including all schedules and annexures to it, as varied or replaced from time to time.

Event of Default means the occurrence of any of the following events:

(a)	(non-payment) Digital or Mandalay fails to pay an amount that is due and owing under this Deed when due (or, if such failure is solely due to an administrative or systems error arising in the transmission of funds, within 2 Business Days after the due date);

(b)	(Schedule 1) Digital or Mandalay fail to comply with Schedule 1 of this Deed;

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(c)	(other obligation not complied with) Digital or Mandalay fail to comply with any obligation under this Deed (other than an obligation referred to in (a) or (b) above) and, if capable of being remedied, it continues unremedied for 10 Business Days after the earlier of:

(i)	receipt by Digital or Mandalay of a notice from the Noteholder identifying the failure to comply; or

(ii)	Digital or Mandalay becoming aware of the failure to comply;

(d)	(Insolvency Event) an Insolvency Event occurs in respect of Digital or Mandalay;

(e)	(ceasing business) Digital or Mandalay ceases, or threatens to cease, to carry on all or a material part of their business;

(f)	(loss of priority) a Security Interest created by or purportedly created by the Security Deed does not have or ceases to have first ranking priority or becomes ineffective to secure the payment of the Secured Money or performance of the Secured Obligations (each as defined in the Security Deed) unless the Noteholder has failed to register the Security Deed on the relevant register; and

(g)	(provisions void):

(i)	Digital or Mandalay claims that any provision of this Deed or the Security Deed is or becomes void, voidable, illegal or unenforceable;

(ii)	Digital or Mandalay takes any action to terminate, rescind or avoid any provision of this Deed or the Security Deed; or

(iii)	the execution, delivery or performance of a Transaction Document breaches or results in a contravention of any applicable law.

External Administrator means an administrator, Controller, trustee, provisional liquidator, liquidator or any other person (however described) holding or appointed to an analogous office or acting in an analogous capacity.

Face Value means the face value of the Note, which, as at the date of this Deed, is $2,280,000.

Insolvency Event means, in respect of a person, any of the following occurring:

(a)	an order is made, or the person passes a resolution or takes any other steps, for its winding up;

(b)	an application is made for its winding up and, if the application is capable of being set aside is not set aside within 10 Business Days of being made;

(c)	any of the following occurs:

(i)	an External Administrator is appointed or any steps are taken to appoint an External Administrator; or

(ii)	a resolution is passed to appoint an External Administrator, to the person or any asset of the person;

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(d)	a Security Interest is enforced, or becomes capable of being enforced against an asset of the person, in each case involving a claim of in excess of $50,000;

(e)	a distress, execution, attachment or other process is levied, issued against or enforced upon an asset of the person in an amount of in excess of $50,000 which is not set aside or satisfied within 10 Business Days;

(f)	a judgement is obtained against the person for more than $50,000 which is not set aside or satisfied within 10 Business Days;

(g)	the person:

(i)	suspends payment of its debts generally;

(ii)	is unable, or states that it is unable, to pay its debt when they fall due;

(iii)	takes any action seeking protection from creditors or bankruptcy; or

(iv)	is presumed by law to be insolvent;

(h)	the person enters into or takes any step to enter into any compromise or arrangement with, or assignment for the benefit of, any of its members or creditors;

(i)	the person implements a merger, demerger or scheme of arrangement with any person;

(j)	if a registered corporation under the Corporations Act, the person is deregistered, or any steps are taken to deregister the person under the Corporations Act;

(k)	any analogous event, circumstance, matter or thing,

(l)	unless, in the case of paragraphs (a), (b), (c), (h), (i) or (j) it occurs as part of a solvent reconstruction with the prior written approval of the Secured Party.

Intercreditor Deed means an agreement in the form and on the terms of Annexure C.

Interest means the aggregate of all amounts of interest (including default interest) payable in respect of the Note which has not been paid to the Noteholder.

Liabilities includes all liabilities (whether actual, contingent or prospective), losses, damages, costs and expenses of whatever description, but specifically excludes:

(a)	indirect or consequential loss or damage;

(b)	loss of profits;

(c)	loss of business opportunity; and

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(d)	loss of anticipated savings.

Mandalay Shares means such number of fully paid ordinary shares in the capital of Mandalay given by the formula:

Number of shares =	Subscription Price
Conversion Price

and if that number is not a whole number then the number of shares shall be rounded up to the nearest whole number.

Maturity Date means 90 days from the date of this Deed unless that date is not a Business Day in which case the previous Business Day.

Note means a convertible note issued in accordance with the terms of this Deed (including Schedule 1).

Outstanding Amount means the Face Value, Interest and any other amounts payable in respect of the Note to the Noteholder under this Deed.

PPSA means the Personal Property Securities Act 2009 (Cth).

Qualified Capital Raise means a fundraising event or events undertaken by Mandalay after the date of this Deed as a result of which Mandalay

(a)	raises funds through the issue of securities or the raising of debt finance (of no less than AUD$1,000,000 in relation to each event) in an aggregate amount equal to or in excess of the Face Value ; and

(b)	receives the funds raised within 90 days after the date of this Deed.

Redemption means the redemption of a Convertible Note in accordance with its terms of issue and Redeem and Redeemed have a corresponding meaning.

Redemption Notice means a written notice signed by Noteholder or Digital and delivered to the other, notifying that Redemption is to occur in respect of the Note.

Related Body Corporate has the meaning given to that term in section 9 of the Corporations Act.

Related Entity has the meaning given to that term in section 9 of the Corporations Act.

Relevant Interest has the meaning given to that term in Section 9 of the Corporations Act.

Security Deed means a deed on the terms in Annexure 1.

Security Interest means:

(a)	a mortgage, pledge, lien, charge, assignment by way of security, hypothecation, secured interest, title retention arrangement, preferential right, trust arrangement or other arrangement (including, without limitation, any set-off or flawed-asset arrangement) having the same or equivalent commercial effect as a grant of security;

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(b)	to the extent not included within paragraph (a) of this definition, a PPSA Security Interest; or

(c)	an agreement to create or give any arrangement referred to in paragraph (a) or (b) of this definition.

Share Purchase Agreement means the agreement dated the same date as this Deed for the purchase by Digital of all shares in Mirror Image International Holdings Pty Ltd ACN 114 859 237 and MIA Technology Australia Pty Ltd ACN 163 065 496.

Subordination Agreement means the agreement on the terms in Annexure 2.

Subscription Price means the Outstanding Amount notified by the Noteholder to Digital and Mandalay which is to be converted into Mandalay Shares.

Tax means all forms of taxes, duties, imposts, charges, withholds, rates, levies or other Governmental impositions of whatever nature and by whatever authority imposed, assessed or charged, together with all costs, charges, interest, penalties, fines, expenses and other additional statutory charges incidental or related to the imposition.

Vendor means each of the Vendors named in the Share Purchase Agreement.

1.2	Interpretation

In this Deed unless the contrary intention appears:

(a)	a reference to a person includes a reference to a corporation, an association, joint venture, an unincorporated body, partnership, government or local authority or agency or other entity;

(b)	a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

(c)	a reference to time is to Sydney, Australia, time;

(d)	a reference to a party is to a party to this Deed, and a reference to a party to a document includes the party’s executors, administrators, successors and permitted assigns and substitutes;

(e)	the singular includes the plural and vice versa;

(f)	a reference to any gender includes a reference to all other genders;

(g)	a reference to any legislation or to any provision of any legislation includes a reference to any modification or re-enactment of or any provisions substituted for such legislation or provisions;

(h)	where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning;

(i)	an agreement, representation or warranty made in favour of two or more persons is made for the benefit of them jointly and for each of them severally;

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(j)	a period of time dating from a given day or the day of an act or event is to be calculated exclusive of that day;

(k)	if an act required to be done under this Deed on or by a given day is done after 5.30 pm on that day, it is taken to be done on the following day; and

(l)	a reference to a recital, clause, paragraph, schedule or annexure is to a recital, clause or paragraph of, or schedule or annexure to, this Deed, and a reference to this Deed includes any schedule or annexure;

(m)	a reference to sums expressed in dollars or $ is to Australian currency.

1.3	Headings

Headings are inserted for convenience only and do not affect the interpretation of this Deed.

1.4	Weekends and holidays

Where any act is required by this Deed to be done on a given day and that day is not a Business Day then the act is required to be done on the next following Business Day.

1.5	Inclusive expressions

Specifying anything in this Deed after the words ‘including’, ‘includes’ or ‘for example’ or similar expressions does not limit what else is included unless there is express wording to the contrary.

2.	Issue of Convertible Notes

2.1	Application

Execution of this Deed constitutes an application by the Noteholder to subscribe for the Note and an agreement by Digital to issue the Note.

2.2	Actions on the Commencement Date

On the Commencement Date Digital shall:

(a)	issue and allot the Note to the Noteholder; and

(b)	grant a Security Interest over the shares in Mirror Image International Holdings Pty Ltd ACN 114 859 237 and MIA Technology Australia Pty Ltd ACN 163 065 496 in favour of the Noteholder on and subject to the terms of the Security Deed and the Intercreditor Deed.

2.3	Convertible Note terms

The Note will be issued on and subject to the terms and conditions set out in Schedule 1.

2.4	Simultaneous actions

The obligations of the parties under this Clause 2 are interdependent and conditional upon one another and all actions required to be performed under this Clause 2 will be taken to have occurred simultaneously.

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3.	warranties

3.1	Digital representations and warranties

Digital and Mandalay each represent and warrant that as at the Commencement Date:

(a)	incorporation: it is a body corporate validly existing under the laws of its place of incorporation;

(b)	power: it has the corporate power to enter into and perform or cause to be performed its obligations under this Deed and to carry out the transactions contemplated by this Deed;

(c)	corporate authorisations: it has taken all necessary corporate action to authorise the entry into of this Deed and has taken all necessary corporate action to authorise the performance of this Deed and to carry out the transaction contemplated by this Deed;

(d)	binding obligations: subject to laws generally affecting creditors' rights and principles of equity, this Deed is valid and binding upon it;

(e)	solvency: it is solvent and no resolutions have been passed nor has any other step been taken or legal proceedings commenced or threatened against it for its winding up or dissolution or for the appointment of a liquidator, receiver, administrator or similar officer over any or all of its assets; and

(f)	no default: this Deed does not conflict with or result in the breach of or default under any provision of its constitution or trust deed (as applicable) or any writ, order or injunction, judgement, law, rule, regulation or instrument to which it is party or subject.

3.2	Survival of representations and warranties

Each representation and warranty in this Clause 3:

(a)	is separate and independent and is not limited by reference to any warranty;

(b)	is severable;

(c)	will survive the termination of this Deed; and

(d)	is given with the intent that liability under them will not be confined to breaches which are discovered prior to the date of termination of this Deed.

4.	MANDALAY GUARANTEE

4.1	Guarantee of Digital’s obligations

Mandalay agrees for the benefit of Noteholder to guarantee the due and punctual performance of all obligations of Digital set out in this Deed and under the terms of the Note including any payments required under this Deed or on the terms of the Note and the issue of Mandalay Shares on the Conversion of all or part of the Note.

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4.2	Liability not affected

Subject to the terms of the Intercreditor Deed, Mandalay’s liability under the guarantee contained in this Clause 4 is not affected by anything which might release or exonerate or otherwise affect it at law or in equity, including, but not limited to one or more of the following:

(n)	the Noteholder granting time or other indulgence to, compromising with or partially releasing Digital in any way;

(o)	laches, acquiescence, delay, acts or omissions on the part of the Noteholder;

(p)	any variation or novation of a right of the Noteholder;

(q)	any alteration of this Deed or any agreement entered into in the performance of this Deed without the consent of the Noteholder;

(r)	the insolvency, bankruptcy or winding up of Digital; or

(s)	the invalidity or unenforceability of an obligation of a person other than the Noteholder.

4.3	Guarantee continuing

The guarantee contained in Clause 4.1 is a continuing guarantee and is not discharged by any payment, settlement of account or the occurrence of any other thing.

5.	Notices and other communications

5.1	Service of notices

A notice, demand, consent, approval or communication under this Deed (Notice) must be:

(a)	in writing, in English and signed by a person duly authorised by the sender; and

(b)	hand delivered or sent by prepaid post or facsimile to the recipient's address for Notices specified in the Details, as varied by any Notice given by the recipient to the sender.

5.2	Effective on receipt

A Notice takes effect when taken to be received (or at a later time specified in it), and is taken to be received:

(a)	if hand delivered, on delivery;

(b)	if sent by prepaid post, on the second Business Day after the date of posting (or on the seventh Business Day after the date of posting if posted to or from a place outside Australia);

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(c)	if sent by facsimile, when the sender's facsimile system generates a message confirming successful transmission of the entire Notice unless, within eight Business Hours after the transmission, the recipient informs the sender that it has not received the entire Notice, but if the delivery, receipt or transmission is not on a Business Day or is after 5.00pm on a Business Day, the Notice is taken to be received at 9.00am on the next Business Day.

6.	MISCELLANEOUS

6.1	Costs and stamp duty

Each of the parties to this Deed shall be responsible for its own costs and expenses of and in connection with the negotiation, preparation, execution, stamping, registration and completion of this Deed and of any document contemplated by this Deed.

6.2	Further acts

Each of the parties to this Deed will without further consideration sign, execute and deliver any agreement and shall perform any other act which may be necessary or desirable to give full effect to this Deed.

6.3	Entire understanding

This deed supersedes all prior representations, arrangements, understandings and agreements between the parties relating to the subject matter of this Deed and sets forth the entire and exclusive agreement and understanding between the parties relating to the subject matter of this Deed.

6.4	No waiver or variation

A provision of or a right created under this Deed may not be waived or varied except in writing signed by the party or parties to be bound by the waiver or variation.

6.5	Discretion in exercising rights

A party to this Deed may exercise a right or remedy or give or refuse its consent in any way it considers appropriate (including by imposing conditions), unless this Deed expressly states otherwise.

6.6	Partial exercise of rights

Failure to exercise or enforce, or a delay in exercising or enforcing, or the partial exercise or enforcement of, a right, power or remedy provided by law or under this Deed by a party does not preclude, or operate as a waiver of, the exercise or enforcement, or further exercise or enforcement, of that or any other right, power or remedy provided by law or under this Deed.

6.7	No partnership or agency

Nothing in this Deed is intended to create or give rise to a relationship of partnership, joint venture or agency between the parties.

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6.8	Severance

If any provision of this Deed is judged invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction, such invalidity or unenforceability (unless deletion of such provision would materially adversely affect one of the parties) will not affect the operation or interpretation of any other provision of this Deed to the intent that the invalid or unenforceable provision will be treated as severed from this Deed.

6.9	Assignment

Neither party may assign this Deed or any of its rights, powers or remedies under this Deed without the prior written consent of the other party.

6.10	Application of legislation

Unless application is mandatory by law, no legislation, proclamation, order, regulation or moratorium whether present or future shall apply to this Deed so as to extinguish, impair, delay or otherwise alter the rights, powers or remedies of any of the parties.

6.11	Counterparts

(a)	This deed may consist of a number of counterparts, each of which when executed shall be an original and all the counterparts together shall constitute one and the same instrument.

(b)	A party who has executed a counterpart of this Deed may exchange that counterpart with another party by faxing it to the other party and, if that other party requests it, promptly delivering that executed counterpart by hand or post to the other party. However, the validity of this Deed is not affected if the party who has faxed the counterpart delays in delivering or does not deliver it by hand or by post.

6.12	Provisions survive completion

Each provision of this Deed is capable of having effect after completion and each representation and warranty made in this Deed shall survive the execution, delivery and completion of this Deed and the performance of all obligations under this Deed and shall not merge on completion.

6.13	Indemnity

Each indemnity under this Deed is a continuing indemnity and shall constitute a separate and independent obligation of the party giving the indemnity from its other obligations under this Deed and shall survive the execution, delivery, completion and termination of this Deed. It is not necessary for a party to incur expense or make payment before enforcing a right of indemnity under this Deed.

6.14	Powers of Attorney

In the event that this Deed is executed under power of attorney, each of the attorneys executing this Deed warrants that, as at the time of executing this Deed, they have no notice of revocation of the power of attorney under the authority of which they execute this Deed.

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6.15	Recitals

The parties to this Deed acknowledge that the Recitals are true and correct and shall form part of this Deed.

6.16	Exclusion of implied terms

To the full extent permitted by law and other than as expressly set out in this Deed, the parties exclude all implied terms, conditions, representations and warranties.

6.17	Rule of construction

The parties to this Deed acknowledge and agree that no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this Deed or part of it.

6.18	Method of payment

All payments required to be made under this Deed must be made by crediting the account of the recipient or the recipient’s nominee (specified for that purpose) with cleared funds.

7.	GOVERNING LAW AND JURISDICTION

(a)	This deed shall be construed in accordance with and shall be governed by the laws in force in the State of New South Wales.

(b)	Each of the parties to this Deed irrevocably submits to and accepts the exclusive jurisdiction of any of the Courts of the State of New South Wales or the Commonwealth of Australia and any courts of appeal from these courts.

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Signing page

EXECUTED as a deed.

SIGNED, SEALED and DELIVERED by DIGITAL TURBINE AUSTRALIA PTY LTD ACN 163 117 253 in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of director	Signature of director/secretary (Please delete as applicable}
Name (print)	Name (print)

SIGNED, SEALED and DELIVERED by MANDALAY DIGITAL GROUP INC. by:

Signature of witness	Signature of authorised person
Name (print)	Name / capacity (print)

SIGNED, SEALED and DELIVERED by ZINGO (AUST) PTY LTD ACN 114 185 269 in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of director	Signature of director/secretary (Please delete as applicable}
Name (print)	Name (print)

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Schedule 1

Terms of issue of Note

1.	Interest

1.1	Interest payment table

(a)	Digital must pay interest to the Noteholder on the Face Value at the interest rate of 6% per annum.

(b)	Interest will accrue daily and be capitalised monthly from and including the Commencement Date until the Note is Redeemed or Converted.

(c)	Digital will pay interest accrued on the Face Value to the Noteholder in arrears on the date of Redemption or Conversion, whichever is the earlier.

1.2	Default interest

(a)	Digital must pay interest on any amount which is due and payable (including on unpaid interest under paragraph 1.1) but remains unpaid for the period from (and including) the due date until (but excluding) the date of payment.

(b)	Interest payable under this clause accrues at the default rate of 8% per annum.

1.3	Further interest

If a liability under this Deed becomes merged in a judgment or order or exists after any winding up of Digital, then Digital, as an independent obligation, must pay interest on the amount of that liability from the date the liability becomes payable both before and after the judgement, order or winding up until it is paid, at the default rate of 8% per annum.

2.	Redemption

2.1	Redemption

(a)	Unless otherwise Redeemed in accordance with this paragraph 2 or Converted in accordance with paragraph 3, the Noteholder will be deemed to have duly delivered a Redemption Notice to Digital at 11am on the Maturity Date.

(b)	Noteholder shall have the right to Redeem the Note in full by the delivery of a Redemption Notice to Digital on any of the following dates:

(i)	the Maturity Date;

(ii)	5 Business Days after Mandalay receives funds raised from a Qualified Capital Raise;

or,

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(iii)	at any time whilst an Event of Default subsists.

(c)	Unless or until otherwise Redeemed under paragraphs 2.1(a) or 2.1(b), Digital may Redeem that portion of the Note that has not yet been Converted under clause 3 or is not then the subject of a Conversion Notice as follows:

(i)	Digital must give to the Noteholder at least 5 Business Days’ written notice (Notice Period) of its intention to Redeem the Note;

(ii)	the Noteholder may at any time before the end of the Notice Period elect to Convert any or all of the outstanding portion of the Note in accordance with clause 3;

(iii)	if, by 5.00pm on the last day of the Notice Period, Digital:

(A)	does not receive a Conversion Notice; or

(B)	receives a Conversion Notice for less than the entire outstanding portion of the Note,

Digital shall Redeem the outstanding portion of the Note (if any) that is not subject to a Conversion Notice.

(d)	As soon as reasonably practicable (and in any event within 5 Business Days) after:

(i)	Noteholder is deemed to have delivered a Redemption Notice under paragraph 2.1(a);

(ii)	Noteholder delivers a Redemption Notice under paragraph 2.1(b); or

(iii)	Digital delivers a Redemption Notice under paragraph 2.1(c),

Digital must pay to the Noteholder the Face Value of that part of the Note that is outstanding, together with the amount of any accrued but unpaid interest on the Note up to the time of payment.

3.	Conversion

3.1	Conversion rights

Provided that a Redemption Notice has not been delivered under paragraphs 2.1(a) or 2.1(b), the Noteholder may Convert all or part of the Outstanding Amount in respect of the Note at any time up to and including the Maturity Date by delivering a Conversion Notice to Digital.

3.2	Conversion notice

A Conversion Notice:

(a)	will be deemed to constitute an application by the Noteholder on behalf of named Vendors to subscribe for the Mandalay Shares to be issued at the Conversion Price;

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(b)	will be deemed to constitute a Vendor’s agreement to become a member of for the purposes of section 231(b) of the Corporations Act; and

(c)	once served, is irrevocable.

3.3	Timing and actions on Conversion

(a)	Conversion of the Note will occur on the fifth Business Day after receipt of a Conversion Notice by Digital.

(b)	On the Conversion Date, Mandalay must issue the Mandalay Shares at the Conversion Price to the Vendor or Vendors nominated by the Noteholder, such shares to rank equally in all respects with the other ordinary shares in the capital of Mandalay when such shares are issued.

4.	Cancellation

On full Redemption or full Conversion of the Note, the Note is automatically cancelled.

5.	Status

(a)	The Note is a secured obligation of Digital on the terms set out in the Security Deed and is guaranteed by Mandalay (subject to the terms of the Intercreditor Deed). On execution of this Deed, Digital shall grant a Security Interest over the shares in Mirror Image International Holdings Pty Ltd ACN 114 859 237 and MIA Technology Newco in favour of the Noteholder on and subject to the terms of the Security Deed and the Intercreditor Deed.

(a)	The Note is not transferable.

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Annexure A

Security Deed

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Annexure B

Intercreditor Deed

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